EXHIBIT 11.2


                      NATURAL ALTERNATIVES INTERNATIONAL, INC.

                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                    (unaudited)

                     For the Six Months Ended December 31, 1995


                                                                                  Primary      Fully Diluted
                                                             Days                Weighted      Weighted
                                                             Out-                Average       Average
                                                            stand-               Shares        Shares
                                       From       To         ing     Shares      Outsdanding   Outstanding
                                       --------   --------  ------   ---------   -----------   -------------
Beginning shares                       07/01/95   12/31/95     184   5,257,875     5,257,875       5,257,875

Dilutive effect of common
  stock equivalents:

  At average price per share           07/01/95   12/31/95     184   1,001,000       301,472         301,472

  At closing price per share                                                             n/a             n/a

  Exercise of employee stock options   08/21/95   12/31/95     132       1,500         1,076           1,076

  Exercise of employee stock options   09/19/95   12/31/95     103      20,500        11,476          11,476

  Exercise of employee stock options   11/09/95   12/31/95      53      15,000         4,321           4,321

  Exercise of employee stock options   11/10/95   12/31/95      52       2,500           707             707
                                                                                   ---------    ------------

  Ending shares                                                                    5,576,927       5,576,927
                                                                                   =========    ============

  Net Earnings                                                                   $ 1,324,286    $  1,324,286
                                                                                 ===========    ============

  Net Earnings Per Share                                                         $      0.24    $       0.24